EXHIBIT 21

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2003

Name of Company				State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT)
A.	Caledonia Land Company			Delaware	100.0
B.	El Dorado Engineering Inc.			Delaware	100.0
	1.	El Dorado Contractors Inc.		Delaware	100.0
C.	Marine Land Company			Delaware	100.0
D.	Murphy Eastern Oil Company			Delaware	100.0
E.	Murphy Exploration & Production Company			Delaware	100.0
	1.	Canam Offshore A. G. (Switzerland)		Switzerland	100.0
	2.	Mentor Holding Corporation		Delaware	100.0
		a.	Mentor Excess and Surplus Lines Insurance Company	Delaware	100.0
		b.	Mentor Insurance and Reinsurance Company	Louisiana	100.0
		c.	Mentor Insurance Limited	Bermuda	99.993
			(1) Mentor Insurance Company (U.K.) Limited	England	100.0
			(2) Mentor Underwriting Agents (U.K.) Limited	England	100.0
	3.	Murphy Building Corporation		Delaware	100.0
	4.	Murphy Exploration & Production Company – International		Delaware	100.0
		a.	Canam Offshore Limited	Bahamas	100.0
			(1) Murphy Ireland Offshore Limited	Bahamas	100.0
		b.	El Dorado Exploration, S.A.	Delaware	100.0
		c.	Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company g1 below)	Brazil	90.0
		d.	Murphy Ecuador Oil Company Ltd.	Bermuda	100.0
		e.	Murphy Exploration (Alaska), Inc.	Delaware	100.0
		f.	Murphy Italy Oil Company	Delaware	100.0
		g.	Murphy Overseas Ventures Inc.	Delaware	100.0
			(1) Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company c above)	Brazil	10.0
		h.	Murphy Pakistan Oil Company	Delaware	100.0
		i.	Murphy Peninsular Malaysia Oil Co., Ltd.	Bahamas	100.0
		j.	Murphy Sabah Oil Co., Ltd.	Bahamas	100.0
		k.	Murphy Sarawak Oil Co., Ltd.	Bahamas	100.0
		l.	Murphy Somali Oil Company	Delaware	100.0
		m.	Murphy-Spain Oil Company	Delaware	100.0
		n.	Murphy West Africa, Ltd.	Bahamas	100.0
		o.	Ocean Exploration Company	Delaware	100.0
		p.	Odeco Italy Oil Company	Delaware	100.0
	5.	Murphy Exploration & Production Company – USA		Delaware	100.0
	6.	Odeco Drilling (UK) Limited		England	100.0
	7.	Sub Sea Offshore (M) Sdn. Bhd.		Malaysia	60.0

Ex. 21-1

EXHIBIT 21 (Contd.)

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2003 (Contd.)

Name of Company				State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT) – Contd.
F.	Murphy Oil Company Ltd.			Canada	100.0
	1.	Murphy Atlantic Offshore Finance Company Ltd.		Canada	100.0
	2.	Murphy Atlantic Offshore Oil Company Ltd.		Canada	100.0
	3.	Murphy Canada Exploration Company		NSULCo.*	100.0
		a.	3504131 Canada Ltd.	Canada	100.0
		b.	Environmental Technologies Inc.	Canada	52.0
			(1) Eastern Canadian Coal Gas Venture Ltd.	Canada	100.0
	4.	Murphy Canada, Ltd.		Canada	100.0
	5.	Murphy Finance Company		NSULCo.*	100.0
G.	Murphy Oil USA, Inc.			Delaware	100.0
	1.	864 Beverage, Inc.		Texas	100.0
	2.	Arkansas Oil Company		Delaware	100.0
	3.	Murphy Gas Gathering Inc.		Delaware	100.0
	4.	Murphy Latin America Refining & Marketing, Inc.		Delaware	100.0
	5.	Murphy LOOP, Inc.		Delaware	100.0
	6.	Murphy Crude Oil Marketing, Inc.		Delaware	100.0
	7.	Murphy Oil Trading Company (Eastern)		Delaware	100.0
	8.	Spur Oil Corporation		Delaware	100.0
	9.	Superior Crude Trading Company		Delaware	100.0
H.	Murphy Realty Inc.			Delaware	100.0
I.	Murphy Ventures Corporation			Delaware	100.0
J.	New Murphy Oil (UK) Corporation			Delaware	100.0
	1.	Murphy Petroleum Limited		England	100.0
		a.	Alnery No. 166 Ltd.	England	100.0
		b.	H. Hartley (Doncaster) Ltd.	England	100.0
		c.	Murco Petroleum Limited	England	100.0
			(1) European Petroleum Distributors Ltd.	England	100.0
			(2) Murco Petroleum (Ireland) Ltd.	Ireland	100.0

*	Denotes Nova Scotia Unlimited Liability Company.

Ex. 21-2